Exhibit 10.11

B. RILEY SECURITIES HOLDINGS, INC.

STOCK INCENTIVE PLAN

RESTRICTED STOCK AWARD AGREEMENT

THIS RESTRICTED STOCK AWARD AGREEMENT (this “Agreement”) is dated as of the ____ day of _____________, by and between B. Riley Securities Holdings, Inc., a Delaware corporation (the “Corporation”), and _________________________ (the “Participant”).

W I T N E S S E T H

WHEREAS, pursuant to the B. Riley Securities Holdings, Inc. Stock Incentive Plan (the “Plan”), the Corporation hereby grants to the Participant, effective as of the date first set forth above (the “Award Date”), a restricted stock award (the “Award”), upon the terms and conditions set forth herein and in the Plan; and

WHEREAS, the Participant desires to purchase the shares of restricted stock subject to the Award on and subject to the terms and conditions set forth herein and in the Plan.

NOW THEREFORE, in consideration of the mutual promises made herein and the mutual benefits to be derived therefrom, the parties agree as follows:

1. Defined Terms. Capitalized terms used in this Agreement and not otherwise defined herein shall have the meanings given to such terms in the Plan.

2. Grant. Subject to the terms of this Agreement, the Corporation hereby grants to the Participant an Award with respect to an aggregate of [_____] restricted shares of Common Stock of the Corporation (subject to adjustment as provided in Section 7.3.1 of the Plan) (the “Restricted Shares”).

Concurrently with the execution of this Agreement, the Participant agrees to execute and deliver to the Corporation a joinder agreement pursuant to which the Participant will become a party to, and be obligated to comply with the terms and provisions of, that certain Stockholders Agreement by and among the Corporation and the other parties thereto, as amended from time to time (the “Stockholders Agreement”), in the form provided by the Administrator. The Corporation shall have no obligation to issue any shares of Common Stock pursuant to the Award unless such executed joinder agreement is so delivered to and received by the Corporation.

3. Vesting. The Award shall vest, and restrictions imposed on the Restricted Shares pursuant to Section 6(a) below shall lapse, as follows (a) as to one-half (1/2) of the total number of Restricted Shares subject to the Award, on the third anniversary of the Award Date, (b) as to one-fourth (1/4) of the total number of Restricted Shares subject to the Award, on the fourth anniversary of the Award Date and (c) as to one-fourth (1/4) of the total number of Restricted Shares subject to the Award, on the fifth anniversary of the Award Date; provided that the Participant is employed by or providing services to the Corporation or one of its Affiliates on the applicable date and has otherwise not previously incurred a Severance Date (as determined under the Plan). In the event a fractional share under the Award should otherwise be scheduled to vest on a particular date (other than the final scheduled vesting date), such fractional share shall not be scheduled to vest on such date but shall be carried forward and added to the shares otherwise scheduled to vest under the Award on the next scheduled vesting date under the Award.

4. Continuance of Employment/Service Required; No Employment/Service Commitment. The vesting schedule in Section 3 requires continued employment or service through each applicable vesting date as a condition to the vesting of the applicable installment of the Award and the rights and benefits under this Agreement. Employment or service for only a portion of the vesting period, even if a substantial portion, will not entitle the Participant to any proportionate vesting or avoid or mitigate a termination of rights and benefits upon or following a termination of employment or service as provided in Section 6 below or under the Plan.

Nothing contained in this Agreement or the Plan constitutes an employment or service commitment by the Corporation or any of its Affiliates, affects the Participant’s status, if he or she is an employee, as an employee at will who is subject to termination without cause, confers upon the Participant any right to remain employed by or in service to the Corporation or any Affiliate, interferes in any way with the right of the Corporation or any Affiliate at any time to terminate such employment or service, or affects the right of the Corporation or any Affiliate to increase or decrease the Participant’s other compensation or benefits. Nothing in this paragraph, however, is intended to adversely affect any independent contractual right of the Participant without his/her consent thereto.

5. Dividend and Voting Rights. After the Award Date, the Participant shall be entitled to ordinary cash dividends and voting rights with respect to the Restricted Shares subject to the Award even though such shares are not vested, provided that such rights shall terminate immediately as to any Restricted Shares that are forfeited pursuant to Section 6(a). To the extent ordinary cash dividends are paid by the Corporation on Restricted Shares and the record date for such dividends is prior to the forfeiture of the Restricted Shares pursuant to Section 6(a), such dividends shall be fully vested when paid. To the extent other dividends are paid or payable by the Corporation on Restricted Shares, such dividends shall be treated as Restricted Property (as defined in Section 10).

6. Restrictions on Transfer.

(a) Restrictions Prior to Vesting; Effect of Termination of Employment Prior to Vesting. Prior to the time that they have become vested pursuant to Section 3, the Restricted Shares, any interest therein, amount payable in respect thereof, and the Restricted Property may not be sold or transferred, except as provided in Section 7.2 of the Plan. If the Participant ceases to be employed by or ceases to provide services to the Corporation or an Affiliate (or if the Corporation determines any applicable performance-based vesting conditions will not be met), the Participant’s Restricted Shares (and related Restricted Property) shall be forfeited to the Corporation to the extent such shares have not become vested pursuant to Section 3 hereof as of the Participant’s Severance Date (regardless of the reason for such termination of employment or service, whether with or without cause, voluntarily or involuntarily, or due to death or disability) or as of such earlier date that the Corporation determines the Restricted Shares are no longer eligible to vest. Upon the occurrence of any forfeiture of Restricted Shares hereunder, such unvested, forfeited shares and related Restricted Property shall be automatically transferred to the Corporation as of the Severance Date (or the date the Restricted Shares are no longer eligible to vest, as applicable), without any other action by the Participant (or the Participant’s Beneficiary or Personal Representative in the event of the Participant’s death or disability, as applicable). The Corporation may exercise its powers under Section 7(d) hereof and take any other action necessary or advisable to evidence such transfer. The Participant (or the Participant’s Beneficiary or Personal Representative in the event of the Participant’s death or disability, as applicable) shall deliver any additional documents of transfer that the Corporation may request to confirm the transfer of such unvested, forfeited shares and related Restricted Property to the Corporation. No consideration shall be paid by the Corporation with respect to such transfer.

(b) Restrictions After Vesting. Upon and after the time that they have become vested pursuant to Section 3, the Restricted Shares shall not continue to be subject to the restrictions set forth in Section 6(a), but such shares shall continue to be subject to the other limitations and restrictions set forth herein and in the Plan (including, without limitation, the provisions of Section 7.5 of the Plan and Section 8 of this Agreement).

(c) Stockholders Agreement. The Restricted Shares, both before and after the time they have become vested pursuant to Section 3, are also subject to substantial restrictions as set forth in the Stockholders Agreement. The restrictions imposed on any such shares pursuant to the Stockholders Agreement are in addition to, and not in lieu of, any restrictions, forfeiture requirements and repurchase rights imposed on such shares pursuant to the Plan and this Agreement.

(d) Other Transfers Void. Any sale or transfer, or purported sale or transfer, of any Restricted Shares acquired pursuant to this Agreement or any interest therein other than to the Corporation shall be null and void unless the terms, conditions and provisions of this Agreement, the Plan and, if applicable, the Stockholders Agreement are strictly observed and followed. Furthermore, the proposed transferee in any otherwise permitted transfer of the Restricted Shares acquired pursuant to this Agreement shall, as a condition precedent to any such transfer, agree in writing with the Corporation to be bound by the restrictions on such shares set forth in this Agreement and in the Plan (including, without limitation, the provisions of Section 8 and, if applicable, the Stockholders Agreement, which shall continue in effect with respect to the shares).

(e) Charter Documents. The Certificate of Incorporation and Bylaws of the Corporation, as either of them may be amended from time to time, may provide for additional restrictions and limitations with respect to the Common Stock (including additional restrictions and limitations on the transfer of shares). To the extent that these restrictions and limitations are greater than those set forth in this Agreement, such restrictions and limitations shall apply to the Restricted Shares (both before and after such shares shall have become vested) and are incorporated herein by this reference. Such restrictions and limitations are not, however, in lieu of, nor shall they in any way reduce or eliminate, any limitation or restriction on the Restricted Shares imposed under the Plan or this Agreement.

7. Delivery of Shares.

(a) Form. The Corporation shall, in its discretion, issue the Restricted Shares either: (1) in certificate form as provided in clause (b) below; or (2) if the Common Stock is then publicly-traded, in book entry form, registered in the name of the Participant with notations regarding the applicable restrictions on transfer imposed under this Agreement.

(b) Certificates to be Held by Corporation; Legend. Any certificates representing the Restricted Shares that may be delivered to the Participant by the Corporation prior to vesting of the Restricted Shares pursuant to Section 3 shall be redelivered to the Corporation to be held by the Corporation or its designee until the shares represented thereby vest pursuant to Section 3 or are repurchased or forfeited pursuant to this Agreement. Any such certificates will bear a legend making appropriate reference to the restrictions imposed hereunder.

(c) Delivery of Certificates Upon Vesting. Promptly after the vesting of any Restricted Shares pursuant to Section 3, the Corporation shall, as applicable, either remove the notations on any such vested Restricted Shares issued in book entry form or deliver to the Participant a certificate or certificates evidencing the number of such vested Restricted Shares (or, in either case, such lesser number of shares as may be permitted pursuant to the tax withholding provisions referred to in Section 11). The Participant (or the Beneficiary or Personal Representative of the Participant in the event of the Participant’s death or incapacity, as the case may be) shall deliver to the Corporation any representations or other documents or assurances as the Corporation may deem necessary or reasonably desirable to ensure compliance with all applicable legal and regulatory requirements. The shares so delivered shall no longer be restricted pursuant to Section 6(a) but shall continue to be subject to the restrictions referred to in Section 6(b) and in Section 6(c).

(d) Stock Power; Power of Attorney. Concurrent with the execution and delivery of this Agreement, the Participant shall deliver to the Corporation an executed stock power in the form attached hereto as Exhibit A, in blank, with respect to the Restricted Shares and any related Restricted Property. The Participant, by acceptance of the Award, shall be deemed to appoint, and does so appoint by execution of this Agreement, the Corporation and each of its authorized representatives as the Participant’s attorney(s)-in-fact to (1) effect any transfer to the Corporation (or other purchaser, as the case may be) of the Restricted Shares acquired pursuant to this Agreement (including any related Restricted Property) that are repurchased by the Corporation (or other permitted purchaser) or are forfeited pursuant to the terms of this Agreement, and (2) execute such documents as the Corporation or such representatives deem necessary or advisable in connection with any such transfer.

(e) Share Legend Generally. The certificate(s) representing the Restricted Shares (both before and after such shares shall have become vested pursuant to Section 3) shall bear the legend set forth in Section 7.5.3 of the Plan and/or any other appropriate or required legends under applicable laws. Such legends shall remain on the certificate(s) representing the Restricted Shares until the later of (1) the Public Offering Date (or such later date that counsel to the Corporation may reasonably determine is advisable to help ensure the Corporation’s compliance with all applicable legal and regulatory requirements) or (2) the date that such shares become vested pursuant to Section 3. For purposes of this Agreement, the term “Public Offering Date” means the first day that the Common Stock is registered under the Exchange Act and listed or quoted on a recognized national securities exchange.

8. Lock-Up Agreement. Neither the Participant (nor any permitted transferee) may, directly or indirectly, offer, sell or transfer or dispose of any of the Restricted Shares after such shares have vested pursuant to Section 3 (the “Shares”) or any interest therein (or agree to do any thereof) (collectively, a “Transfer”) during the period commencing when the Participant has been notified by the Corporation that such restrictions will apply (which period may commence as early as 90 days prior to the planned filing or submission of a registration statement covering any public offering of the Corporation’s securities) and ending as late as 180 days after the date of the final prospectus relating to any public offering of the Corporation’s securities (or such other period as may be requested by the Corporation or an underwriter to accommodate regulatory restrictions). (The term “Participant” for purposes of this Agreement includes, where the context so requires, any permitted direct or indirect transferee of the Participant.) The Participant shall agree and consent to the entry of stop transfer instructions with the Corporation’s transfer agent against the Transfer of the Corporation’s securities beneficially owned by the Participant and shall confirm the limitations hereunder by agreement with and for the benefit of the relevant underwriters by a lock-up agreement or other agreement in customary form. Notwithstanding anything else herein to the contrary, this Section 8 shall not be construed so as to prohibit the Participant from participating in a registration or a public offering of the Common Stock with respect to any Shares which he or she may hold at that time, provided, however, that such participation shall be at the sole discretion of the Board.

9. Waiver of Statutory Information Rights. The Participant acknowledges and agrees that until the consummation of the Public Offering Date (if any), the Participant shall hereby be deemed to have unconditionally and irrevocably, to the fullest extent permitted by law, on behalf of the Participant and all beneficial owners of the shares of capital stock of the Corporation owned by the Participant (a “Beneficial Owner”), waived, and does hereby so waive, any rights the Participant or a Beneficial Owner might otherwise have had under Section 220 of the Delaware General Corporation Law (or under similar rights under other applicable law) to inspect for any proper purpose and to make copies and extracts from the Corporation’s stock ledger, a list of its stockholders and its other books and records or the books and records of any subsidiary. The Participant hereby further warrants and represents that the Participant has reviewed this waiver with his or her legal counsel, and that the Participant knowingly and voluntarily waives his or her rights as a stockholder otherwise provided by Section 220 of the Delaware General Corporation Law (or under similar rights under other applicable law).

10. Adjustments upon Specified Events. Upon the occurrence of certain events relating to the Corporation’s stock contemplated by Section 7.3.1 of the Plan, the Administrator shall make adjustments in accordance with such section in the number and kind of securities that may become vested under the Award. If any adjustment is made to the Restricted Shares pursuant to Section 7.3.1 of the Plan, the restrictions applicable to the Restricted Shares will continue in effect with respect to any consideration or other securities (the “Restricted Property” and, for the purposes of this Agreement, “Restricted Shares” shall include “Restricted Property,” unless the context otherwise requires) received in respect of such Restricted Shares. Restricted Property shall not include ordinary cash dividends. Any Restricted Property shall vest and be subject to forfeiture at such times and in such proportion as the Restricted Shares to which the Restricted Property is attributable vest or are forfeited, or would have vested or been forfeited pursuant to the terms hereof if such Restricted Shares had remained outstanding, as the case may be. To the extent that the Restricted Property includes any cash (other than ordinary cash dividends), such cash shall be invested, pursuant to policies established by the Administrator, in interest bearing, FDIC-insured (subject to applicable insurance limits) deposits of a depository institution selected by the Administrator, the earnings on which shall be added to and become a part of the Restricted Property, until such Restricted Property either vests (in which case such amounts shall be promptly paid to the Participant) or is forfeited (in which case such amounts shall be promptly paid to the Corporation) pursuant to the terms hereof.

11. Tax Withholding. The Corporation shall reasonably determine the amount of any federal, state, local or other income, employment, or other taxes which the Corporation or any of its subsidiaries may reasonably be obligated to withhold with respect to the grant, vesting, making of an election under Section 83(b) of the Code or other event with respect to the Restricted Shares. The Corporation’s obligation to deliver the Restricted Shares or any certificates evidencing the Restricted Shares, or otherwise remove the restrictive notations or legends on such shares or certificates that refer to the transfer restrictions set forth in Section 6(a), is subject to the condition precedent that the Participant either pay or provide for the amount of any such withholding obligations in such manner as may be authorized by the Administrator under, or as may otherwise be permitted under, Section 7.6 of the Plan, and if the Participant does not satisfy such obligations arising in connection with the vesting of any Restricted Shares, the Administrator may provide for the forfeiture of such shares (and related Restricted Property) pursuant to Section 6(a) as though the Participant’s Severance Date occurred immediately prior to the applicable vesting date.

12. Notices. Any notice to be given under the terms of this Agreement shall be in writing and addressed to the Corporation at its principal office to the attention of the Secretary, and to the Participant at the address reflected or last reflected on the Corporation’s payroll records. Any notice shall be delivered in person or shall be enclosed in a properly sealed envelope, addressed as aforesaid, registered or certified, and deposited (postage and registry or certification fee prepaid) in a post office or branch post office regularly maintained by the United States Government. Any such notice shall be given only when received, but if the Participant is no longer an Eligible Person, shall be deemed to have been duly given five business days after the date mailed in accordance with the foregoing provisions of this Section 12.

13. Plan. The Award and all rights of the Participant under this Agreement are subject to the terms and conditions of the Plan, incorporated herein by this reference. The Participant agrees to be bound by the terms of the Plan and this Agreement. The Participant acknowledges having read and understood the Plan and this Agreement. Unless otherwise expressly provided in other sections of this Agreement, provisions of the Plan that confer discretionary authority on the Board or the Administrator do not and shall not be deemed to create any rights in the Participant unless such rights are expressly set forth herein or are otherwise in the sole discretion of the Board or the Administrator so conferred by appropriate action of the Board or the Administrator under the Plan after the date hereof.

14. Entire Agreement. This Agreement (including the exhibit hereto) and the Plan together constitute the entire agreement and supersede all prior understandings and agreements, written or oral, of the parties hereto with respect to the subject matter hereof. The Plan and this Agreement may be amended pursuant to Section 7.7 of the Plan. Any such amendment must be in writing and signed by the Corporation. The Corporation may, however, unilaterally waive any provision hereof in writing to the extent such waiver does not materially and adversely affect the Participant’s rights with respect to the Award, provided that no such waiver shall operate or be construed to be a subsequent waiver of the same provision or a waiver of any other provision hereof. The Stockholders Agreement is outside the scope of the foregoing integration provision.

15. Effect of this Agreement. This Agreement shall be assumed by, be binding upon and inure to the benefit of any successor or successors to the Corporation.

16. Governing Law; Severability; Miscellaneous.

(a) Delaware Law. This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of Delaware without regard to conflict of law principles thereunder.

(b) Construction. The terms of the Award grant have resulted from the negotiations of the parties and each of the parties has had an opportunity to obtain and consult with its own counsel. The language of all parts of the Plan and this Agreement shall in all cases be construed as a whole, according to its fair meaning, and not strictly for or against either of the parties.

(c) Limited Rights. The Participant shall have no rights as a stockholder of the Corporation with respect to the Restricted Shares until the Participant has purchased such shares and the shares have been issued by the Corporation in the name of the Participant. The Participant’s rights with respect to the Restricted Shares after the date of such issuance are subject to the terms and conditions set forth herein.

(d) Severability. If a court of competent jurisdiction determines that any portion of this Agreement or the Plan is in violation of any statute or public policy, then only the portions of this Agreement or the Plan, as applicable, which violate such statute or public policy shall be stricken, and all portions of this Agreement and the Plan which do not violate any statute or public policy shall continue in full force and effect. Furthermore, it is the parties’ intent that any court order striking any portion of this Agreement and/or the Plan should modify the stricken terms as narrowly as possible to give as much effect as possible to the intentions of the parties hereunder.

(e) Counterparts. This Agreement may be executed simultaneously in any number of counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.

(f) Section Headings. The section headings of this Agreement are for convenience of reference only and shall not be deemed to alter or affect any provision hereof.

(g) Further Assurances. Each of the parties hereto shall use its reasonable and diligent best efforts to proceed promptly with the transactions contemplated herein, to fulfill the conditions precedent for such party’s benefit or to cause the same to be fulfilled and to execute such further documents and other papers and perform such further acts as may be reasonably required or desirable to carry out the provisions hereof and the transactions contemplated herein.

17. Securities Law Representations. The Participant acknowledges that the Restricted Shares are not being registered under the Securities Act, based, in part, in reliance upon an exemption from registration under the Securities Act and a comparable exemption from qualification under applicable state securities laws, as each may be amended from time to time. The Participant, by executing this Agreement, hereby makes the following representations to the Corporation and acknowledges that the Corporation’s reliance on federal and state securities law exemptions from registration and qualification is predicated, in substantial part, upon the accuracy of these representations:

●	The Participant is acquiring the Restricted Shares solely for the Participant’s own account, for investment purposes only, and not with a view to or an intent to sell, or to offer for resale in connection with any unregistered distribution, all or any portion of the shares within the meaning of the Securities Act and/or any applicable state securities laws.

●	The Participant has had an opportunity to ask questions and receive answers from the Corporation regarding the terms and conditions of the Award and the restrictions imposed on the Restricted Shares. The Participant has been furnished with, and/or has access to, such information as he or she considers necessary or appropriate for deciding whether to purchase the Restricted Shares. However, in evaluating the merits and risks of an investment in the Restricted Shares, the Participant has and will rely upon the advice of his/her own legal counsel, tax advisors, and/or investment advisors.

●	The Participant is aware that the Restricted Shares may be of no practical value and that any investment in common shares of a closely held corporation such as the Corporation is non-marketable, non-transferable and could require capital to be invested for an indefinite period of time, possibly without return, and at substantial risk of loss.

●	The Participant understands that the Restricted Shares will be characterized as “restricted securities” under the federal securities laws, and that, under such laws and applicable regulations, such securities may be resold without registration under the Securities Act only in certain limited circumstances, including in accordance with the conditions of Rule 144 promulgated under the Securities Act, as presently in effect. The Participant acknowledges receiving a copy of Rule 144 promulgated under the Securities Act, as presently in effect, and represents that he is familiar with such rule, and understands the resale limitations imposed thereby and by the Securities Act and the applicable state securities law.

●	The Participant has read and understands the restrictions and limitations set forth in the Plan and this Agreement, and, if applicable, the Stockholders Agreement, which will be imposed on the Restricted Shares.

●	At no time was an oral representation made to the Participant relating to the Award or the purchase of Restricted Shares and the Participant was not presented with or solicited by any promotional meeting or material relating to the Award or the Restricted Shares.

●	The Participant understands and acknowledges that (a) any certificate evidencing the Restricted Shares (or evidencing any other securities issued with respect thereto pursuant to any stock split, stock dividend, merger or other form of reorganization or recapitalization) when issued shall bear, in addition to any other legends which may be required by applicable state securities laws, the legend set forth in Section 7.5.3 of the Plan, and (b) the Corporation has no obligation to register the Restricted Shares or file any registration statement under federal or state securities laws.

●	The Participant represents and warrants to the Corporation that the Participant is an “accredited investor” within the meaning of Rule 501 promulgated under the Securities Act.

18. Satisfaction of All Rights to Equity. The Award is in complete satisfaction of any and all rights that the Participant may have (under an employment, consulting, or other written or oral agreement with the Corporation or any of its Affiliates, or otherwise) to receive (1) stock options or stock awards with respect to the securities of the Corporation or any of its Affiliates, and/or (2) any other equity or derivative security in or with respect to the Corporation or any of its Affiliates. This Agreement supersedes the terms of all prior understandings and agreements, written or oral, of the parties with respect to such matters. The Participant shall have no further rights or benefits under any prior agreement conveying any right with respect to any security or derivative security in or with respect to the Corporation or any of its Affiliates. The foregoing notwithstanding, this Section 18 shall not adversely affect the Participant’s rights under any prior stock option or stock award agreement under the Plan (provided such agreement is expressly labeled as a stock option or stock award agreement under the Plan and is similar in form to this Agreement) which has been signed by an authorized officer of the Corporation.

19. Special Tax Election; No Advice Regarding Grant. The Participant is hereby advised to consult with his or her own tax, legal and/or investment advisors with respect to any advice the Participant may determine is needed or appropriate with respect to the Restricted Shares (including, without limitation, to determine the foreign, state, local, estate and/or gift tax consequences with respect to the Award, the advantages and disadvantages of making an election under Section 83(b) of the Code with respect to the Award, and the process and requirements for such an election). Neither the Corporation nor any of its officers, directors, affiliates or advisors makes any representation (except for the terms and conditions expressly set forth in this Agreement) or recommendation with respect to the Award or the making an election under Section 83(b) of the Code with respect to the Award. In the event the Participant desires to make an election under Section 83(b) of the Code with respect to the Award, it is the Participant’s sole responsibility to do so timely. Except for the withholding rights set forth in Section 11 above, the Participant is solely responsible for any and all tax liability that may arise with respect to the Award.

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IN WITNESS WHEREOF, the Corporation has caused this Agreement to be executed on its behalf by a duly authorized officer and the Participant has hereunto set his or her hand as of the date and year first above written.

B. RILEY SECURITIES HOLDINGS, INC.,
a Delaware corporation

By:
Print Name:
Its:

“PARTICIPANT”

Signature

Print Name

Address

City, State, Zip Code

EXHIBIT A

STOCK POWER

FOR VALUE RECEIVED and pursuant to that certain Restricted Stock Award Agreement between B. Riley Securities Holdings, Inc., a Delaware corporation (the “Corporation”), and the individual named below (the “Individual”) dated as of __________________, the Individual, hereby sells, assigns and transfers to the Corporation, an aggregate _____ shares of Common Stock of the Corporation, standing in the Individual’s name on the books of the Corporation and represented by stock certificate number(s) ________________________________________ to which this instrument is attached, and hereby irrevocably constitutes and appoints ______________________________________________________ as his or her attorney in fact and agent to transfer such shares on the books of the Corporation, with full power of substitution in the premises.

Dated ____________, __________

Signature

Print Name

(Instruction: Please do not fill in any blanks other than the signature line. The purpose of the assignment is to enable the Corporation to exercise its sale/purchase option set forth in the Restricted Stock Award Agreement without requiring additional signatures on the part of the Individual.)

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